Form of Letter of Transmittal

Exhibit D

SPECIAL TENDER OFFER

Letter of Transmittal

Regarding Shares in

AIP Multi-Strategy Fund P

Tendered Pursuant to the Offer to Purchase

Dated September 29, 2015

This Letter of Transmittal Must Be

Received by AIP Multi-Strategy Fund P

by October 29, 2015.

The Offer and Withdrawal Rights Will Expire

at 12:00 Midnight, Eastern time, on

November 9, 2015, Unless the Offer Is Extended.

Complete this Letter of Transmittal, and Return or Deliver to

AIP Multi-Strategy Fund P:

Overnight Delivery:	Regular Mail:
235 West Galena Street	P.O. Box 2175
Milwaukee, WI 53212	Milwaukee, WI 53201-2175

For additional information:

Phone: (800) 421-7572

Fax: (877) 839-1119

Ladies and Gentlemen:

The undersigned hereby tenders to AIP Multi-Strategy Fund P, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), all of the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated September 29, 2015 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby.

The undersigned will receive an in-kind payment of shares of AIP Multi-Strategy Fund A (the “Master Fund”). The Master Fund shares will be transferred to the undersigned.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL THE FORM TO: AIP Multi-Strategy Fund P, P.O. Box 2175, Milwaukee, WI 53201-2175. FOR ADDITIONAL INFORMATION, you may call the Fund at (800) 421-7572 or send a fax to the Fund at (877) 839-1119.

PART 1.	NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder:

Social Security No. or Taxpayer Identification No.:

Telephone Number:

Account Number:

THE UNDERSIGNED AGREES TO TENDER ALL OF THE UNDERSIGNED’S SHARES.

PART 2.	IN-KIND PAYMENT:

Payment for tendered Shares will be paid entirely in-kind in the form of shares of the Master Fund. The Master Fund shares reflecting the value of the Shares tendered will be transferred to the undersigned. Shareholders will not receive cash for the Shares tendered.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

PART 4.	SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-Signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory

Date:

D-4